UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 21, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 21, 2022, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced the publication of a paper entitled "Impact of Magnesium on Oxytocin Receptor Function," in the journal Pharmaceutics (the “Paper”), that includes data showing the enhancing effects of magnesium (“Mg2+”) on the activity of intranasal oxytocin in an animal model of craniofacial pain. A copy of the press release which discusses this matter and the Paper, which may contain material, nonpublic information, are furnished hereto as Exhibits 99.01 and 99.02, respectively, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 21, 2022, the Company announced the publication of the Paper that described results from a research team led by Professor David Yeomans. The paper includes data showing the enhancing effects of Mg2+ on the activity of intranasal oxytocin in an animal model of craniofacial pain. The Mg2+ enhanced formulation of intranasal oxytocin is the basis for the Company’s TNX-19002 drug candidate in development to prevent migraine headaches in chronic migraineurs, and TNX-2900, which is in development to treat hyperphagia in adolescent and young adult patients with Prader-Willi syndrome. Professor Yeomans was the scientific founder of Trigemina, Inc. from which Tonix acquired rights to the Mg2+enhanced oxytocin technology. Professor Yeomans is a consultant to Tonix and the research described in the paper was funded in part by Tonix. The data evidences the role Mg2+ plays in the effect of oxytocin on pain reduction both in vitro and in vivo in an animal model of head pain, and that adding Mg2+ to intranasal oxytocin reduces or eliminates high dose inhibition such that analgesia increases with higher doses of oxytocin. The Company expects that the Mg2+ enhanced formulation of intranasal oxytocin in TNX-1900 and TNX-2900 may provide consistent effects to the extent that the Mg2+ component of the formulation reduces or eliminates high dose inhibition and may also allow for using higher oxytocin doses. Intranasal oxytocin with Mg2+ demonstrated augmented craniofacial analgesia in animal models, and, under test conditions, oxytocin has the potential to allow for the use of higher oxytocin doses. The clinical significance of these observations is that the formulation of oxytocin plus Mg2+ in the Company’s TNX-1900 and TNX-2900 product candidates has the potential to enhance oxytocin efficacy for pain and other uses.

The Company believes that TNX-1900 has the potential to be a non-addicting, non-constipating and easy to administer alternative to opioids to treat migraine and craniofacial pain, and that targeted delivery of oxytocin could translate into selective blockade of the neurotransmitter calcitonin gene-related peptide (“CGRP”) in release in the trigeminal ganglion and not throughout the body, which could be a potential safety advantage over systemic CGRP inhibition.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the development of TNX-102 SL, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 99.02 104	Press release of the Company, dated June 21, 2022 Impact of Magnesium on Oxytocin Receptor Function Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 21, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer